FINANCIAL STATEMENTS



                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM U-1





                            CINERGY INVESTMENTS, INC.

                                  CONSOLIDATED



                             AS OF DECEMBER 31, 1996



                                   (Unaudited)


                                Pages 1 through 6

                            CINERGY INVESTMENTS, INC.
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1996

                                                                                                        Pro Forma
                                                                                    Actual             Adjustments         Pro Forma
                                                                                                     (in thousands)

OTHER INCOME AND EXPENSES - NET
Equity in earnings of unconsolidated subsidiary .......................            $ 25,430             $  --              $ 25,430
Income taxes ..........................................................               7,537                --                 7,537
Other - net ...........................................................             (13,994)               --               (13,994)
                                                                                   --------             -------            --------
                                                                                     18,973                --                18,973

INCOME BEFORE INTEREST ................................................              18,973                --                18,973

INTEREST ..............................................................               1,308                --                 1,308

NET INCOME ............................................................            $ 17,665             $  --              $ 17,665

Note:
 Cinergy Investments, Inc. has no pro forma consolidated journal entries relating to this proposed transaction.

                            CINERGY INVESTMENTS, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                              AT DECEMBER 31, 1996

ASSETS
                                                                                                     Pro Forma
                                                                                 Actual             Adjustments            Pro Forma
                                                                                                (dollars in thousands)

CURRENT ASSETS
Cash and temporary cash investments ..............................              $    682              $   --                $    682
Accounts receivable less accumulated
provision for doubtful accounts of $171 ..........................                 6,579                  --                   6,579
Accounts receivable from affiliated
companies ........................................................                19,005                  --                  19,005
Other materials and supplies .....................................                     1                  --                       1
Prepayments and other ............................................                   432                  --                     432
                                                                                --------              --------              --------
                                                                                  26,699                  --                  26,699

OTHER ASSETS
Investment in unconsolidated subsidiary ..........................               592,660                  --                 592,660
Other ............................................................                 7,391                  --                   7,391
                                                                                --------              --------              --------
                                                                                 600,051                  --                 600,051

                                                                                $626,750              $   --                $626,750

Note:
 Cinergy Investments, Inc. has no pro forma journal entries relating to this proposed transaction.

                            CINERGY INVESTMENTS, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                              AT DECEMBER 31, 1996

CAPITALIZATION AND LIABILITIES
                                                                                                     Pro Forma
                                                                                 Actual             Adjustments            Pro Forma
                                                                                              (dollars in thousands)
COMMON STOCK EQUITY
Common stock - $.01 par value;
Authorized shares - 100;
Outstanding shares - 100 Actual ..................................            $    --               $    --               $    --
Paid-in capital ..................................................              515,473                  --                 515,473
Retained earnings ................................................               15,715                  --                  15,715
Cumulative foreign currency translation
adjustment .......................................................                 (131)                 --                    (131)
                                                                              ---------             ---------             ---------
Total common stock equity ........................................              531,057                  --                 531,057

CURRENT LIABILITIES
Notes payable ....................................................               27,000                  --                  27,000
Accounts payable .................................................               10,459                  --                  10,459
Accrued taxes ....................................................                 (982)                 --                    (982)
Other ............................................................               65,355                  --                  65,355
                                                                              ---------             ---------             ---------
                                                                                101,832                  --                 101,832

OTHER LIABILITIES
Deferred income taxes ............................................               (6,678)                 --                  (6,678)
Other ............................................................                  539                  --                     539
                                                                              ---------             ---------             ---------
                                                                                 (6,139)                 --                  (6,139)

                                                                              $ 626,750             $    --               $ 626,750

Note:
 Cinergy Investments, Inc. has no pro forma journal entries relating to this proposed transaction.

                            CINERGY INVESTMENTS, INC.
        PRO FORMA CONSOLIDATED STATEMENT OF CHANGES IN RETAINED EARNINGS
                          YEAR ENDED DECEMBER 31, 1996

                                                                                                   Pro Forma
                                                                              Actual              Adjustments              Pro Forma
                                                                                            (dollars in thousands)

BALANCE DECEMBER 31, 1995 ..................................                $ (1,950)                $ --                  $ (1,950)

Net income .................................................                  17,665                   --                    17,665
                                                                            --------                 ------                --------

BALANCE DECEMBER 31, 1996 ..................................                $ 15,715                 $ --                  $ 15,715

Note:
 Cinergy Investments, Inc. has no pro forma journal entries relating to this proposed transaction.